EXHIBIT 10.3
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                                 LOAN AGREEMENT
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            This Loan Agreement is made and entered into this 10th day of
January, 2003, by and between PALWEB CORPORATION, an Oklahoma corporation ("PalWeb"), PLASTIC PALLET PRODUCTION, INC., a Texas corporation ("PPP") (PalWeb and PPP collectively, the "Borrowers") and PAUL A. KRUGER, an individual (the "Lender").

                                    RECITALS:
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            A. The Lender and the Borrowers desire that the Lender will make in favor of the Borrowers a seventeen month term loan in the original principal amount of $7,000,000, the proceeds of which shall be used as follows: (i) $3,500,000 to repay outstanding principal on that certain Revolving Note dated December 11, 2001, made by PPP in favor of The F&M Bank & Trust Company; (ii) $2,500,000 to repay outstanding principal owing by the Borrowers to Lender;
(iii) $750,000 to repay the Borrowers' outstanding indebtedness to Texas Capital Bank; and (iv) $250,000 to be used by Borrowers to pay accrued interest on the foregoing obligations or as working capital, including the payment in full of all trade payables designated by the Lender or other amounts previously advanced by the Lender.

            B. The Lender is willing to make a $7,000,000 term loan in favor of the Borrowers, subject to the terms and conditions of this Loan Agreement.

            NOW, THEREFORE, in consideration of premises and mutual covenants contained herein, and the loan facility established hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement the following terms will have the meanings indicated:


            1.1 "Accounts" shall mean all accounts, accounts receivable, notes receivable, reimbursements and other rights to payment of the Borrowers, whether not existing or hereafter arising.

            1.2 "Capital" shall mean the amount of the capital stock of the Borrowers, retained earnings and debentures to the extent subordinated to the debt of the Lender, all determined in accordance with GAAP.

            1.3 "Closing" shall mean the date this Loan Agreement, the Note and the other Loan Documents are executed and delivered to the Lender.

            1.4 "Collateral" shall mean the Mortgaged Property, the property described in the Security Agreement and the Stock Pledge Agreement and all other property now owned or hereafter held by the Lender to secure the payment of the Note, together with all increases,
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replacements and substitutions therefor, additions and accessions thereto and all proceeds and products thereof.

            1.5 "Deed of Trust" shall mean the Deed of Trust to be executed and delivered pursuant to Section 3.2 of this Loan Agreement.

            1.6 "Equipment" shall mean all of the Borrowers' equipment (as defined in Section 9-109(2) of the UCC), whether now owned or hereafter acquired, including, without limitation, machinery, furniture, appliances, furnishings, fixtures, together with substitutions therefor and all increases, parts, fittings, accessories, special tools, accessions or replacements thereof, and the proceeds thereof.

            1.7 "General Intangibles" shall mean all General Intangibles of the Borrowers (as defined in the UCC), including, without limitation, all rights, patents, franchises, options or similar benefits, now owned by the Borrowers or hereafter acquired and the proceeds thereof.

            1.8 "GAAP" shall mean generally accepted accounting principles in effect from time to time, applied on a consistent basis, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or Statement of the Financial Accounting Standards Board which may be applicable in the circumstances as of the date involved.

            1.9 "Indebtedness" shall mean and include all liabilities, obligations or indebtedness of the Borrowers to the Lender of every kind and description, now existing or hereafter incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, together with all future advances and all extension and renewals, and including all indebtedness of the Borrowers to the Lender arising out of or related to this Loan Agreement, the Note or the Loan Documents; provided, however, that the term "Indebtedness" shall exclude all Claims (as defined in that certain Mutual Release Agreement dated as of even date herewith between the Lender, the Borrowers, Westgate Investments, L.P. and each of the existing directors of PalWeb).

            1.10 "Inventory" shall mean all of the Borrowers' inventory (as defined in Section 9-109(4) of the UCC), now existing or hereafter acquired, and the proceeds and products thereof.

            1.11 "Loan" shall mean the term loan described in Section 2.1 of this Loan Agreement.

            1.12 "Loan Documents" shall mean this Loan Agreement, the Note, the Mortgage, the Security Agreement, the Stock Pledge Agreement and all instruments and documents executed or issued or to be executed or issued pursuant hereto or thereto or in connection with the Loan or the Collateral.

            1.13 "Mortgaged Property" shall mean the real property more particularly described in the Deed of Trust.

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            1.14 "Note" shall mean the promissory note to be executed and delivered by the Borrowers pursuant to Section 2.2 of this Loan Agreement.

            1.15 "Prime Lending Rate of Interest" shall mean the prime or base rate published by the Wall Street Journal, Southwest Edition, in its money rates column as the prime or base rate on corporate loans at large U. S. money center commercial banks (or a similar or successor rate published therein). If the Prime Lending Rate is no longer announced or published for any reason, the Bank may select in its sole discretion such alternative announced and established prime or base rate of a New York, New York money center commercial bank which Bank deems to be most comparable to the no longer announced Prime Lending Rate of Interest.

            1.16 "Security Agreement" shall mean the Security Agreement to be executed and delivered by the Borrowers pursuant to Section 3.2 of this Loan Agreement.

            1.17 "Stock Pledge Agreement" shall mean the Stock Pledge Agreement to be executed and delivered by PalWeb pursuant to Section 3.2 of this Loan Agreement.

            1.18 "UCC" shall mean the Uniform Commercial Code of the State of Oklahoma, as amended and in effect from time to time.

2.          LENDING AGREEMENT.

            2.1 Term Loan. Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make a seventeen (17) month term loan to the Borrowers in the original principal amount of $7,000,000 (the "Loan").

            2.2 Note. The Borrowers shall herewith execute and deliver to the order of the Lender its promissory note in the original principal amount of $7,000,000 (the "Note"), dated as of even date herewith. All unpaid and accrued interest on the Note shall be due and payable on the fourth (4th) day of each calendar month, commencing February 4, 2003, and all outstanding principal and accrued and unpaid interest on the Note shall be due and payable at final maturity on June 4, 2004. Interest shall accrue on the unpaid principal balance from time to time outstanding at a variable rate of interest equal from day to day to the Prime Lending Rate of Interest plus three hundred basis points (3.0%) per annum.

            2.3 Prepayment. The Borrowers may prepay the Note in whole or in part at any time without premium or penalty, but with interest at the date of prepayment if the Note is paid in full. The Borrowers shall be required to make a mandatory prepayment on the Note in the event the Borrowers obtain an alternate source of long-term financing for the Indebtedness (other than through the sale of common stock of PalWeb). The amount of such prepayment shall be equal to the amount of the alternate financing obtained by the Borrowers.

            2.4 Origination Fee. At Closing, the Borrowers shall pay to the Lender an origination fee in the amount of $140,000; provided, however, that $126,866 of such origination fee shall be used by Lender to repay outstanding account receivables owing to the Borrowers.

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3.          COLLATERAL.

            3.1 Collateral. To secure the prompt payment of the Indebtedness and the performance of all the covenants and agreements contained in this Loan Agreement and the Loan Documents:

                        3.1.1 Mortgaged Property. PalWeb shall grant and
            maintain, or cause to be granted or maintained, in favor of the Lender a valid and perfected mortgage lien and security interest in the Mortgaged Property. Such mortgage lien shall be first and prior to all other mortgage liens.

                        3.1.2 Personal Property Collateral. The Borrowers shall
            grant and maintain, or cause to be granted or maintained, a first and prior security interest in all of the Borrowers' now owned or hereafter acquired assets, including but not limited to, all Accounts, Inventory, General Intangibles, fixtures, Equipment, appliances, rents, issues and/or profits owned by the Borrowers, and as used wherever located.

                        3.1.3 Stock Pledge. PalWeb shall grant and maintain a
            valid and continuing first priority, perfected security interest in favor of the Lender in and to all of the outstanding shares of stock of PPP owned by PalWeb

            3.2 Collateral Documents. In order to provide the Lender with perfected liens and security interests in and to the Collateral, the Borrowers shall execute and deliver the following collateral documents to the Lender, each in form and substance satisfactory to the Lender:

                        3.2.1 Deed of Trust. A Deed of Trust with respect to the
            Mortgaged Property.

                        3.2.2 Security Agreement. A Security Agreement from the
            Borrowers, together with all appropriate financing statements.

                        3.2.3 Stock Pledge Agreement. The Stock Pledge Agreement
            from PalWeb, together with original stock powers as to all such stock certificates executed in blank and in a form acceptable to the Lender.

            3.3 Other Instruments. The Borrowers will execute and deliver all financing statements, other instruments, agreements or documents required by the Lender to perfect its mortgage lien or security interests, and to deliver such additional Collateral as is required to perfect the same.

4. CONDITIONS PRECEDENT. The obligation of the Lender to perform this Loan Agreement and to make the Loan is subject to the receipt in form and substance satisfactory to the Lender of the Loan Documents and the performance by the Borrowers, to-wit:

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            4.1 Inventory and Accounts Receivable. At the request of the Lender, which request will not be unreasonably denied, the Borrowers will provide a summary of all Inventory on hand and all Accounts Receivable aging on at least a quarterly basis, as well as such other information as the Lender may reasonably require.

            4.2 Loan Documents. The Loan Documents and all other instruments incidental to the transaction hereby contemplated will have been duly issued, executed and delivered to the Lender, all in a form and substance satisfactory to the Lender.

            4.3 Authority. The Lender shall have received a copy of Corporate Resolutions and other documents reasonably required to authorize the execution, delivery and performance of all of the Loan Documents by the parties thereto and all in a form satisfactory to the Lender.

5. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant that:

            5.1 Lawful Existence. Each Borrower is a corporation duly organized and legally existing and in good standing under the laws of their respective states of incorporation.

            5.2 Authority. The execution, delivery and performance by the Borrowers of this Agreement and the Loan Documents and the performance by them of their obligations (a) are and will be within the corporate powers of each Borrower; (b) have been and will be duly authorized by the Board of Directors of each Borrower; (c) are not and will not be in contravention of the laws or the terms of the Articles, or by-laws, material agreement or undertaking to which either Borrower or any of their property is bound; (d) do not require any consent or approval (including governmental) which has not been given; (e) do not contravene any statute, rule or regulation, or any other contractual or government restriction upon them; (f) are not subject to the jurisdiction of any state or federal agency or regulatory authority; and (g) would not result in the imposition of liens, charges or other encumbrance on any of the material properties or assets of either Borrower except as may be required pursuant to this Agreement.

            5.3 Binding Obligation. This Agreement and all Loan Documents will be, when executed and delivered, legal and valid and binding obligations of each Borrower, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency similar laws and/or judicial decisions affecting creditors' rights generally.

            5.4 Financial Data. Subject to any limitations stated herein, any balance sheet, earnings statement and other financial statement which have been or shall hereafter be furnished to the Lender to make this loan, or as to subsequent financial statements, fairly represent the financial condition of the Borrowers as of the dates for which the same were furnished; have been prepared in accordance with GAAP; and no material adverse change has since occurred in the condition, financial or otherwise, of the Borrowers; reports and other papers and data furnished to the Lender are or will be at the time same are so furnished, accurate and correct in all material respects sufficient to give the Lender as complete and accurate knowledge of the Borrowers' financial position as possible.

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            5.5 Litigation. There is not now pending against the Borrowers, nor to the knowledge of the Borrowers is there threatened any litigation, legal or administrative proceeding, investigation or any other action of any nature against them or affecting them, the outcome of which would materially and adversely affect their financial condition or business.

            5.6 Collateral. All of the Collateral hypothecated to the Lender hereunder is and will be owned by a Borrower free and clear of all liens, claims or encumbrances whatsoever, except for the rights herein granted to the Lender and for any purchase money security interest now existing or hereafter created. The Borrowers have the right to cause such Collateral to be hypothecated to the Lender as security for the Borrowers' obligations.

            5.7 Taxes. The Borrowers have filed all federal and state tax returns to be filed, paid all taxes shown thereon to be due, including interest and penalty, if any, or provided an adequate reserve for payment thereof, except for federal or state tax liability which has been disclosed to the Lender in writing.

6. AFFIRMATIVE COVENANTS. Until the full and final payment of all obligations, each Borrower covenants and agrees that unless the Lender waives compliance in writing, it will perform or cause to be performed the following agreements:

            6.1         Financial Statements.  Furnish to the Lender:

                        (i) within one hundred twenty (120) days after and at
            the close of each fiscal year of such Borrower, its financial statement including a balance sheet, statement of income and retained earnings, and a statement of cash flows for such fiscal year, certified by an appropriate financial officer of such Borrower; all prepared in accordance with GAAP;

                        (ii) within forty-five (45) days after the close of each
            quarter, a balance sheet and statement of income from the beginning of such fiscal year to the end of such quarterly period for such Borrower, prepared in conformity with GAAP and certified by an appropriate financial officer of such Borrower;

                        (iii) simultaneously with the delivery of financial
            statements for each quarter of year, deliver a compliance certificate by a financial officer of such Borrower, stating whether, to the best of the knowledge of the preparer, there exists on the date of such certificate any Event of Default or any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and if so, setting forth the details of any such Event of Default and a statement by such Borrower's president as to the action such Borrower is taking or propose to take with respect thereto; and

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                        (iv) copies of and access to such other books, records
            and reports, including unaudited financial statements of such Borrower, as the Lender may from time to time reasonably request.

            6.2 Inspection. The Borrowers will permit the Lender to visit and inspect any of the properties (including Inventory) of the Borrowers, including books and records, and to make extracts therefrom, and to discuss its affairs and finances as the Lender may reasonably request.

            6.3 Conduct of Business. The Borrowers will maintain their lawful existence and use their best efforts to maintain in full force and affect all material licenses, leases, contracts and other rights necessary or desirable to the conduct of their business.

            6.4 Payment of Taxes and Assessments. The Borrowers will duly pay and discharge, or cause to be paid and discharged, all taxes, assessments and other government charges or rents imposed upon them and their properties or any part thereof, or upon the income or profits therefrom, or due by them, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or mechanic's or materialmen's lien on any property of either Borrower, except for such items as are being in good faith appropriately contested by the Borrowers and with respect to material liens or charges of amounts for which adequate reserves are set aside and maintained on the books of the Borrowers.

            6.5 Notices. The Borrowers will promptly give written notice to the Lender of (a) all litigation affecting either Borrower where the amount involved, either in the case or in the aggregate, is ONE HUNDRED THOUSAND DOLLARS ($100,000.00) or more; (b) any claim or notice of an alleged or purported violation of any rule, law or statute of any governmental or regulatory body, law enforcement authority or other person relating to the property upon which the Borrowers will principally operate their business; (c) any labor controversy resulting in or threatened to result in a strike; (d) any Event of Default under the terms of this Loan Agreement or any instrument provided herein; or (e) a violation of any of the terms of the Loan Documents by any party other than the Lender.

            6.6 Insurance. The Borrowers will keep adequately insured by duly licensed insurers, insurance on all premises used in operation of their business (whether owned or leased), on all Inventory and Equipment of the Borrowers, and also keep the Borrowers adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property and under all applicable workmen's compensation laws. All such insurance shall be in such amounts and with such coverage as is usually carried by corporations of a similar size engaged in the same or similar business similarly situated. All such property or hazard insurance shall name the Lender as a loss payee, shall be payable to the Lender and the Borrowers as their interests may appear and shall provide for at least thirty (30) days' advance notice of cancellation to the Lender. Upon request of the Lender, the Borrowers shall furnish insurance certificates evidencing compliance with this section. This section shall not require for compliance with its terms that the Borrowers have an appraisal made of their assets.

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            6.7 Further Assurances. The Borrowers will promptly cure any defects in the issuance of the Note and the execution of this Loan Agreement, the Security Agreement or any other instrument or documents referred to or mentioned herein. The Borrowers will immediately execute and deliver to the Lender upon request all such other and further instruments as may be reasonably required or desired by the Lender from time to time in compliance with or in accomplishment of the covenant contained in this Loan Agreements, the Security Agreement or any such other instruments and documents referred to or mentioned herein, or to further evidence and more fully describe the properties intended as security for the obligations, and to be subject to the Security Agreement; to correct any omission in the Security Agreement or to perfect any security interest or lien, to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection therewith.

            6.8 Government Regulations. The Borrowers will comply in all material respects with the laws, rules, regulations and requirements of any governmental authority having jurisdiction over the Borrowers unless validly contested in a manner so as not to cause a loss or forfeiture of any rights, interests or obligations materially secured to the Lender pursuant to this Loan Agreement or any of the Loan Documents.

            6.9 Audit. The Lender at his expense and upon notice to the Borrowers, will have the right to audit the accounts and records of the Borrowers.

            6.10 Damage and Loss to Collateral. The Borrowers will promptly notify the Lender of any material damage to and/or loss of any of the Collateral and the costs or expenses necessary for the repair and replacement thereof.

7. NEGATIVE COVENANTS. Until payment in full of the Note, the Borrowers agree that unless the Lender consents in writing, the following negative covenants shall apply:

            7.1 Liens. Neither Borrower will create, assume or suffer to exist any lien, charge or encumbrance on any of the properties encumbered to the Lender, except as to purchase money security interests, now or hereafter existing, liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or such liens the enforcement of which are effectively stayed and are being contested in good faith by appropriate proceedings diligently conducted; deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of such Borrower's business; rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Borrower (hereafter the "Permitted Liens").

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            7 .2 Transfer of Interest. Without the prior written consent of the
Lender, neither Borrower will permit, assist or cause the sale, assignment, transfer, conveyance or encumbrance, in whole or in part, or of a substantial part or a bulk sale of the assets of such Borrower nor enter into a sale and leaseback for part or all of the assets of such Borrower, which transaction is or would be of the out of the ordinary course of such Borrower's business.

            7.3 Debt. Without prior written consent of the Lender, which shall not be unreasonably withheld, the Borrowers will not create, assume or suffer to exist any indebtedness in excess of $500,000.00 in the aggregate in any single year for borrowed money, or issue or sell any obligation of the Borrowers (whether absolutely, contingently or otherwise), excluding the debt evidenced by the Loan Documents or regularly accruing accounts payable or other ordinary course of business obligations.

            7.4 Loans. The Borrowers will not make any loans, advances or extensions of credit to persons, firms or corporations, nor will the Borrowers assume, guaranty, endorse or otherwise become contingently liable for the obligations of any other person, firm, corporation or individual except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of the Borrowers' business or other ordinary course of business transactions.

            7.5 Merger. Without the prior consent of the Lender, neither Borrower will merge or consolidate into any other corporation or partnership; nor enter into any pool, joint venture, syndicate or any other combination with any person, firm or entity; or acquire substantially all of the assets of any other corporation or other entity for cash or by issuing its capital stock in exchange therefor or otherwise.

            7.6 Liquidation. Neither Borrowers will liquidate, dissolve or enter into any consolidation or merger which constitutes a liquidation.

            7.7 Change in Business. The Borrowers will not engage in any business activities substantially different from or unrelated to the present or proposed business activities and operations, without the prior written consent of the Lender.

            7.8 Dividends and Distributions. Except with the Lender's prior consent, which will not be unreasonably withheld or delayed, the Borrowers will not declare or pay any cash or asset dividend on any of its shares or make any other distribution, gift or disposition of assets to shareholders or related persons to such shareholders in respect of its shares, or make or commit to make, any payment on account of the purchase, redemption or other retirement of any of its shares or warrants or options therefor; provided, however, the Borrowers may make such dividends or distributions to its shareholders, without restriction, in an amount not exceeding fifty per cent (50%) of the corporation's net income.

            7.9 Intercompany Accounts. Without the Lender's prior consent, the Borrowers shall not permit intercompany transfers, loans or advances to any other companies or entities related to

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the Borrowers, or in which the Borrowers own any interest, other than transfers between each Borrower.

8. EVENTS OF DEFAULT. Regardless of the terms of any Note or other instrument evidencing indebtedness from the Borrowers to the Lender, the occurrence of the following events shall constitute an Event of Default hereunder, which, at the option of the Lender (for so long as the Event continues) shall make all sums of interest and principal remaining on the obligations payable to the Lender immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of payment or dishonor, or any other notices of any kind or character:

            8.1 Non-Payment. The failure to pay when due any installment of interest or principal in accordance with the terms of any promissory note or other instrument evidencing the Borrowers' indebtedness to the Lender under this Loan Agreement, or non-payment when due of any other sums payable by the Borrowers to the Lender under this Loan Agreement, provided that the Borrowers shall have ten days to cure any failure to pay after the due date of any payment and the receipt of notice from the Lender.

            8.2 Involuntary Lien. The attachment of any involuntary lien in the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or more, of any kind or character, upon the assets or property of the Borrowers, except for taxes due, but not in default, and liens being contested in such a manner as to prevent the foreclosure thereof and except for Permitted Liens.

            8.3 Judgment. The entry against the Borrowers of any judgment in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or more on a claim not covered by insurance which has not been stayed pending appeal.

            8.4 Act of Insolvency. Either Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; (ii) admit in writing an inability to pay its debts as they fall due; (iii) make a general assignment for the benefit of its creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or arrangement with the creditors, seeking to take advantage of any insolvency laws; or (vi) admit by answer, default or otherwise, the material allegations of petition filed against it in any bankruptcy, reorganization, rearrangement or insolvency proceedings.

            8.5 Condemnation. The condemnation, seizure or appropriation of all, or such as in the reasonable opinion of the Lender, constitutes substantially all of the property of the Borrowers.

            8.6 Suspension of Business. The voluntary or involuntary suspension of business by the Borrowers outside of the ordinary course of the Borrowers' business, for a period reasonably deemed by the Lender to substantially affect the Borrowers' ability to repay their obligations.

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            8. 7 Security Interest. The failure of any security interest, mortgage or assignment to constitute a valid first and prior security interest or lien on the Collateral, except as otherwise provided herein. Upon such failure the Borrowers shall have fifteen (15) days, after notice by the Lender to the Borrowers or after the Borrowers otherwise know of such failure, to cure this event unless the Lender is compelled to take immediate actions to protect its interest.

            8.8 Termination of Material Agreements. The termination, suspension, release, discharge or other default under any of the material agreements owned by the Borrowers or material to the Borrowers' business or under any other material agreement that in the Lender's reasonable opinion impairs or affects the Borrowers' ability to repay the sums due hereunder.

            8.9 General Default. The breach of, or default under, any covenant, agreement, term, condition, provision, representation, or warranty contained in this Loan Agreement, not specifically referred to in this section, if such breach or default is not cured within thirty (30) days after the notice by the Lender to the Borrowers of the occurrence thereof or after the Borrowers otherwise know of such event.

            8.10 Termination of Corporate Existence. Either Borrower ceases to be a validly existing corporation under the laws of the State of Texas, which shall continue in excess of thirty (30) days after notice by the Lender of such default.

9. REMEDIES. In the event of a default, which shall be continuing, the Lender may exercise any one or more of the following options:

            9.1 Acceleration of the Note. The Lender may declare the Note to be immediately due and payable, at which time the same will be due and payable and the Lender will be entitled to proceed selectively and successively to enforce the Lender's rights under the Note, the Loan Documents, or any of the other documents securing the payment of the Note, without limitation.

            9.2 Selective Enforcement. In the event the Lender elects to selectively and successively enforce the Lender's rights under the Loan Documents or the instruments securing payment of the Note, such action will not be deemed to be waiver or discharge of any other lien or encumbrance securing payment of the Note, until such time as the Lender has been paid in full all sums advanced by the Lender under the Note, together with all interest, fees and other expenses including, but not limited to, a reasonable attorneys' fee.

            9.3 Waiver of Default. The Lender may waive any default which has occurred and any of the consequences of such default, but no such waiver will extend to any subsequent or other default or impair any consequences of such subsequent or other default.

            9.4 Setoff. Upon the occurrence of an Event of Default which shall be continuing, any indebtedness from the Lender to the Borrowers may be setoff or otherwise applied by the Lender, under a general lien covering such indebtedness which is hereby granted, to any obligation of the Borrowers under this Loan Agreement to the Lender at any time and from time to time, either before or after maturity and without demand or notice to anyone.

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

            9.5 Additional Rights. When any indebtedness or liability of the Borrowers hereunder is due and payable and is unpaid in whole or in part, the Lender shall have, in addition to all other rights and remedies, howsoever granted, the rights and remedies under the Oklahoma Uniform Commercial Code (the "Code"), regardless of whether the Code is the law of the jurisdiction where the rights and remedies are asserted, including the right to take possession of the Collateral, and for that purpose, the Lender may, so far as the Borrowers can give authority therefor and if allowed by applicable law, enter upon the premises where the Collateral may be located and remove the same therefrom. The Lender may further require the Borrowers to assemble the Collateral and make it available to the Lender at a place mutually convenient to the Lender and the Borrowers. Unless the Collateral is perishable or threatens to decline speedily in value, or is of type customarily sold in a recognized market, the Lender shall give the Borrowers at least ten (10) days prior written notice which shall be deemed to be a reasonable notice under the Code before the time after which any public or private sale or other intended disposition is to be made, and any such notice shall be deemed commercially reasonable.

            9.6 Non-Waiver of Rights. No delay or omission to exercise any right, power or remedy accruing to the Lender upon any breach or default of the Borrowers under this Loan Agreement or any of the Loan Documents or other agreements or instrument executed pursuant hereto or in connection herewith shall impair any such right, power or remedy of the Lender, nor shall it be construed to be a waiver of any such breach or default or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default heretofore occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Lender, or any breach or default or conditions in the making of any loan under this Loan Agreement, or any waiver on the part of the Lender of any condition or provision of this Loan Agreement or any agreement or instrument executed pursuant hereto or in connection herewith, must be in writing signed by the Lender and shall be effective only to the extent of the provisions of such writing specifically set forth. All other remedies, either under this Loan Agreement or by law otherwise afforded the Lender, shall be cumulative and not alternative.

10.         MISCELLANEOUS.

            10.1 Agreement. This Loan Agreement has been delivered and accepted, and it shall be a contract made under and shall be entered into and governed by the laws of the State of Oklahoma. The Note shall be deemed to be an obligation made under and shall be construed in accordance with and governed by the laws of the State of Oklahoma.

            10.2 Partial Invalidity. Whenever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or the remaining portions of this Loan Agreement.

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

            10.3 Binding Effect. This Loan Agreement shall be binding upon the Borrowers and the Lender and each of their respective successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

            10.4 Notices. All notices, requests and demands shall be served by registered or certified mail or by recognized overnight courier as follows:

            Borrower:
            ---------
            Plastic Pallet Production, Inc.
            1607 West Commerce Street
            Dallas, Texas 75208


            PalWeb Corporation
            1607 West Commerce Street
            Dallas, Texas 75208

                   and

            Lender:
            -------
            Paul A. Kruger
            2500 South McGee, Suite 147
            Norman, Oklahoma 73072

or at such other addresses as any party hereby designates for such purposes and a written notice to the other parties hereto. Notices will be deemed to have been given on the third business day after notice is deposited in the mail properly addressed, postage prepaid, certified mail, return receipt requested or by recognized overnight courier.

            10.5 Section Headings. The section and paragraph headings of this Loan Agreement are for convenience and shall not affect, limit or expand any term or provision hereof.

            10.6 Counterparts. This Loan Agreement may be executed in as many counterparts as may be deemed necessary, convenient and it shall not be necessary that the signatures of the all parties hereto be contained in any one counterpart hereof; and each counterpart shall be deemed an original, but all of which together shall be construed as one and the same instrument.

                  [Remainder of page intentionally left blank]


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

            IN WITNESS WHEREOF, the parties hereto have caused the instrument to be duly executed on the date first above written.


PALWEB CORPORATION, an Oklahoma corporation

                                          By:    /s/ Warren F. Kruger
                                                 ------------------------------
                                          Name:  Warren F. Kruger
                                                 ------------------------------
                                          Title: President
                                                 ------------------------------


                                          PLASTIC PALLET PRODUCTION, INC., a
                                          Texas corporation

                                          By:    /s/ Warren F. Kruger
                                                 ------------------------------
                                          Name:  Warren F. Kruger
                                                 ------------------------------
                                          Title: President
                                                 ------------------------------

                                                       "Borrowers"

                                                 /s/ Paul A. Kruger
                                                 ------------------------------
                                                 Paul A. Kruger

                                                         "Lender"






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